As filed with the Securities and Exchange Commission on May 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Sonus Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3387074
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Apollo Drive, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Stock Incentive Plan

(Full Title of the Plan)

Hassan M. Ahmed

Chairman of the Board
and Chief Executive Officer

Sonus Networks, Inc.
250 Apollo Drive

Chelmsford, Massachusetts  01824
(Name and Address of Agent For Service)

(978) 614-8100

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the Amended and Restated 1997 Stock Incentive Plan	40,000,000 shares	$3.46	(2)	$138,400,000	(2)	$16,290

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on May 4, 2005.

EXPLANATORY NOTE

On August 9, 2000, we filed a Registration Statement on Form S-8 (file No. 333-43334) (the “First Registration Statement”) that registered under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 12,388,152 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable by us under our Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”).  On February 2, 2001, we filed a subsequent Registration Statement on Form S-8 (file No. 333-54932) (the “Second Registration Statement”) that registered an additional 10,862,349 shares of Common Stock issuable by us under the 1997 Plan.  On May 14, 2003, we filed a third Registration Statement on Form S-8 (file No. 333-105215) (the “Third Registration Statement”) that registered an additional 30,000,000 shares of Common Stock issuable by us under the 1997 Plan.

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 40,000,000 shares of Common Stock issuable upon the exercise of stock options granted, or to be granted, under the 1997 Plan.  Pursuant to General Instruction E to Form S-8, we hereby incorporate herein by reference the contents of the First Registration Statement, the Second Registration Statement and the Third Registration Statement.

Item 3.    Incorporation of Documents by Reference.

We are subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).  The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

DOCUMENTS	PERIOD

The description of our Common Stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A pursuant to Section 12(g) of the Exchange Act	Filed April 5, 2000

Annual Report on Form 10-K	Year ended December 31, 2004

Current Report on Form 8-K	Filed January 12, 2005

Amendment No. 1 to Annual Report on Form 10-K/A	Filed April 29, 2005

Quarterly Report on Form 10-Q	Filed May 9, 2005

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests Of Named Experts And Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.  Attorneys at Wilmer Cutler Pickering Hale and Dorr LLP, directly or indirectly, own, in the aggregate, 190,825 shares of the Registrant’s common stock.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (file No. 000-30229)

4.2	Amended and Restated By-Laws of the Registrant are incorporated by reference to Exhibit No. 3.2 to the Registrant’s Registration Statement on Form S-1 (file No. 333-32206)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on the signature pages of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 10th day of May, 2005.

SONUS NETWORKS, INC.

By:	/s/ Hassan M. Ahmed
Hassan M. Ahmed
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Sonus Networks, Inc., hereby severally constitute and appoint Hassan M. Ahmed, Ellen B. Richstone and Charles J. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Sonus Networks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hassan M. Ahmed	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	May 10, 2005
Hassan M. Ahmed

/s/ Ellen B. Richstone	Chief Financial Officer (Principal Financial Officer)	May 10, 2005
Ellen B. Richstone

/s/ Bradley T. Miller	Vice President of Finance, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 10, 2005
Bradley T. Miller

/s/ Albert A. Notini	President, Chief Operating Officer and Director	May 10, 2005
Albert A. Notini

/s/ Edward T. Anderson	Director	May 10, 2005
Edward T. Anderson

/s/ John P. Cunningham	Director	May 10, 2005
John P. Cunningham

/s/ Paul J. Ferri	Director	May 10, 2005
Paul J. Ferri

/s/ Rubin Gruber	Director	May 10, 2005
Rubin Gruber

/s/ Paul J. Severino	Director	May 10, 2005
Paul J. Severino

/s/ H. Brian Thompson	Director	May 10, 2005
H. Brian Thompson

INDEX TO EXHIBITS

Number	Description
4.1

Fourth Amended and Restated Certificate of Incorporation of the Registrant, as amended, is incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (file No. 000-30229)

4.2	Amended and Restated By-Laws of the Registrant are incorporated by reference to Exhibit No. 3.2 to the Registrant’s Registration Statement on Form S-1 (file No. 333-32206)

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24	Power of Attorney (included on the signature pages of this Registration Statement)